KPMG Auditores Independentes

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04711-904 - São Paulo/SP - Brasil

Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil

Telefone +55 (11) 3940-1500

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Auditors’ Letter Regarding Change in Auditor

April 27, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Companhia de Saneamento Básico do Estado de São Paulo – SABESP and, under the date of April 30, 2020, we reported on the financial statements of Companhia de Saneamento Básico do Estado de São Paulo – SABESP as of and for the years ended December 31, 2019 and 2018, and the effectiveness of internal control over financial reporting as of December 31, 2019. On September 17, 2020, we were dismissed.

We have read Companhia de Saneamento Básico do Estado de São Paulo – SABESP statements included under Item 16F of its Form 20F dated April 27, 2021, and we agree with such statements, except that we are not in a position to agree or disagree with Companhia de Saneamento Básico do Estado de São Paulo – SABESP: (i) stated reason for changing principal accountants; (ii) statement that the change was approved by the audit committee and board of directors of Companhia de Saneamento Básico do Estado de São Paulo – SABESP; and (iii) statement that Grant Thornton Auditores Independentes was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Companhia de Saneamento Básico do Estado de São Paulo – SABESP financial statements or the effectiveness of internal control over financial reporting.

Very truly yours,

/s/ KPMG Auditores Independentes

São Paulo, Brazil

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.	KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.